
                                  EXHIBIT 99.1

                           BLUE DOLPHIN ENERGY COMPANY


PRESS RELEASE

FOR IMMEDIATE RELEASE
April 2, 2007

BLUE DOLPHIN ENERGY COMPANY REPORTS FOURTH QUARTER AND YEAR END RESULTS

Houston,  Apr. 2 / PRNewswire / -- Blue Dolphin  Energy Company  (NASDAQ:  BDCO)
("Blue Dolphin"), an independent oil and gas company with operations in the Gulf of Mexico, today announced financial results for the three and twelve month periods ended December 31, 2006.

For the three months ended December 31, 2006, Blue Dolphin reported net income of $547,874 on revenues of $1,042,907, compared to net income of $909,198 on revenues of $1,675,156 for the three months ended December 31, 2005. Fourth quarter results decreased due to a reduction in revenues from sales of oil and gas of approximately $846,000, which was offset by increased revenues from pipeline operations of approximately $213,000 and recognition of a gain on elimination of debt of $500,000.

                                (In thousands, except per share amounts)
                                       Three Months Ended
                                           December 31,
                                ----------------------------------        Net Change
                                     2006                2005           2006 vs 2005
                                --------------      --------------      ------------
Revenues                        $        1,043      $        1,675      $       (632)
Net income                      $          548      $          909      $       (361)
Net income per common share
  Basic                         $         0.05      $         0.09      $      (0.04)
  Diluted                       $         0.05      $         0.09      $      (0.04)


For the twelve months ended December 31, 2006, Blue Dolphin reported net income of $912,864 on revenues of $4,298,708, compared to net income of $541,386 on revenues of $4,511,183 for the twelve months ended December 31, 2005. The improvement in annual 2006 results was primarily due to increased revenues from pipeline operations of approximately $565,000 and recognition of a gain on elimination of debt of $500,000, which offset decreased revenues from sales of oil and gas of approximately $777,000.

                                (In thousands, except per share amounts)
                                       Twelve Months Ended
                                           December 31,
                                ----------------------------------       Net Change
                                     2006                2005           2006 vs 2005
                                --------------      --------------      ------------
Revenues                        $        4,299      $        4,511      $       (212)
Net income                      $          913      $          541      $        372
Net income per common share
  Basic                         $         0.08      $         0.06      $       0.02
  Diluted                       $         0.08      $         0.06      $       0.02


There are currently 11,559,643 shares of common stock issued and outstanding.


Blue Dolphin Energy Company is engaged in the gathering and transportation of natural gas and condensate and production of oil and gas. For further information visit the Company's website at http://www.blue-dolphin.com.

Contact:
Gregory W. Starks
Vice President, Treasurer and Secretary
713-227-7660

Certain of the statements included in this press release, which express a belief, expectation or intention, as well as those regarding future financial performance or results, or which are not historical facts, are "forward-looking" statements as that term is defined in the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The words "expect", "plan", "believe", "anticipate", "project", "estimate", and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance or events and such statements involve a number of risks, uncertainties and assumptions, including but not limited to industry conditions, prices of crude oil and natural gas, regulatory changes, general economic conditions, interest rates, competition, and other factors. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                      # # #